Exhibit 99.1

Teleflex ®	NEWS

155 South Limerick Road, Limerick, PA 19468 USA — Phone: 610-948-5100 — Fax: 610-948-0811

Contact:Julie McDowell Vice President, Corporate Communications 610-948-2836

FOR IMMEDIATE RELEASE	July 27, 2006

TELEFLEX ANNOUNCES SECOND QUARTER 2006 RESULTS
Core Revenue Growth 4%
Q2 Operating Cash Flow $96 Million
Quarterly Dividend Announced

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today reported financial results for the second quarter ended June 25, 2006. Revenues from continuing operations were $682.6 million, up 4 percent from $657.0 million in the second quarter of 2005. Core growth in the quarter was 4 percent. Income from continuing operations for the second quarter was $36.0 million or 89 cents per diluted share, compared to $38.1 million or 93 cents per diluted share in the prior year quarter. Excluding special charges, loss on sale of assets, and a second quarter tax benefit, income from continuing operations for the second quarter was $37.3 million or 92 cents per diluted share. This compares with income from continuing operations excluding special charges in the second quarter of 2005 of $42.4 million or $1.03 per diluted share.

Special charges related to restructuring and impairment during the second quarter of 2006 were $8.5 million pre-tax or 17 cents per diluted share, and loss on sale of assets for the quarter was $1.8 million pre-tax or 2 cents per diluted share. The quarter also included a tax benefit of $6.4 million or 16 cents per diluted share that resulted from the overstatement of tax expense in prior periods. Special charges in the second quarter of 2005 were $6.7 million pre-tax or 10 cents per diluted share.

Cash flow from continuing operations for the second quarter of 2006 was $96.4 million compared to $108.8 million realized in the second quarter of 2005. For the first six months of 2006, cash flow from operations was $132.4 million, compared with cash flow from operations of $171.2 million in the prior year period. The company continues to expect cash flow from operations for the full year 2006 will approach $300 million.

Jeffrey P. Black, chairman and chief executive officer of Teleflex said, “Second quarter results from operations came in slightly better than our revised expectations.  The pace of

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change in our Medical Segment accelerated in June as our actions to reduce costs and improve operational efficiency began to show results, the Aerospace Segment continued to execute well, and the Commercial Segment delivered on plan.  We expect to see ongoing progress in the second half of the year from our initiatives to improve business performance.  We remain comfortable with the view of business performance established in our June outlook given current market trends and the normal third quarter seasonal slowdown.  Our overall fundamentals remain strong with solid cash generation and a balance sheet that can clearly support growth initiatives.”

The company now expects diluted earnings per share from continuing operations for the full year 2006 before special charges, gain or loss on sale of assets and the tax benefit to be in the range of $3.75 to $3.90. This reflects a lower than expected tax rate for the year. Special charges and gain or loss on sale of assets for the full year are expected to be in the range of 45 to 55 cents. The tax benefit is expected to be 12 cents per diluted share.

Continuing Operations – First Six Months

For the first six months of 2006, revenues from continuing operations increased 3 percent to $1.31 billion compared to revenues of $1.28 billion for the same period in 2005. Income from continuing operations for the first six months of 2006 was $65.0 million or $1.60 per diluted share which compares with income from continuing operations for the prior year period of $63.0 million or $1.54 per diluted share.

For the first six months of 2006, income from continuing operations excluding special charges, net loss on sale of assets, and the tax benefit was $70.4 million or $1.73 per diluted share. Income from continuing operations, excluding special charges for the first six months of 2005 was $73.4 million or $1.80 per diluted share.

Second Quarter Business Segment Commentary

The following segment discussion excludes the impact of discontinued operations and items included in restructuring and impairment charges as disclosed in the condensed consolidated statements of income.

Total revenue during the second quarter of 2006 was $682.6 million, up 4 percent from $657.0 million in the second quarter of 2005. Core growth during the quarter was 4 percent, with no material impact from acquisitions, dispositions, or currency exchange rates.

Commercial

Commercial Segment revenues increased 7 percent in the second quarter of 2006 to $337.2 million from $314.7 million in the second quarter of 2005. The increase resulted from an 8 percent increase in core growth, offset by a 1 percent decrease from currency translation.

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Segment revenues benefited from increased sales of industrial products including auxiliary power units, alternative fuel systems and heavy duty rigging and cable and sales of automotive products in North America and Asia.

Commercial Segment operating profit of $25.0 million was generally flat in the second quarter, compared to $25.4 million in the second quarter of 2005. Operating profit for the segment was negatively impacted by a charge of $2 million in the quarter related to an inventory shortfall.

Medical

Second quarter Medical Segment revenues of $217.8 million were flat compared to revenues of $218.0 million in the second quarter of 2005. New product sales offset modest volume declines and backorders related to operational inefficiencies experienced in the quarter.

Medical Segment operating profit declined 13 percent to $37.3 million from $43.1 million in the second quarter of 2005. The decline in operating profit when compared to the prior year was primarily the result of increased costs and operational inefficiencies related to consolidation of facilities and distribution centers.

Aerospace

Aerospace Segment revenues increased 3 percent to $127.7 million from $124.3 million in the second quarter of 2005. Core growth of 2 percent was driven primarily by increased sales of cargo handling systems and related aftermarket parts, and increases in volume for repair products and services with 1 percent attributable to acquisitions.

Aerospace Segment operating profit increased to $11.4 million from $6.6 million in the second quarter of 2005. Operating profit increased as a result of higher volume levels across the segment and the benefits of restructuring actions taken in 2005.

Discontinued Operations

For the second quarter, income from discontinued operations was $0.3 million pre-tax or 2 cents per diluted share compared to a loss of $13.4 million pre-tax or 22 cents per diluted share in the prior year period. In the second quarter of 2005, results from discontinued operations included significant charges and a gain related to the restructuring and divestiture program.

Net Income

Net income for the second quarter was $36.6 million or 90 cents per diluted share, compared to $29.0 million or 71 cents per diluted share in the second quarter of 2005. Net income for the first six months of 2006 was $65.7 million or $1.62 per diluted share compared to $67.7 million or $1.66 per diluted share in the prior year period.

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Dividend Declared

The company also announced today that the Board of Directors has declared a quarterly cash dividend of 28.5 cents ($0.285) per share of common stock. The dividend is payable September 15, 2006 to shareholders of record at the close of business on August 6, 2006.

Stock Repurchase Program

In July 2005, the Board of Directors authorized the repurchase of up to $140 million of outstanding Teleflex common stock. To date, the cumulative number of shares of common stock repurchased under this plan is 1,312,800 shares at an aggregate price of $82.7 million.

  As previously announced, Teleflex will comment on its second quarter results on a conference call to be held Friday, July 28, 2006, at 8:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying charts will be posted prior to the call. An audio replay will be available until 5:00 p.m. (ET) on Wednesday, August 2, 2006 by calling 888-286-8010 (US/Canada) or 617-801-6888 (International) and enter Passcode # 97169452.

Additional Notes and Notes on Non-GAAP Financial Measures:

This press release addresses certain income measures which exclude the effect of restructuring and other costs associated with our restructuring programs, net loss on sale of assets and a tax benefit. These may be considered non-GAAP financial measures. A table reconciling income and diluted earnings per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges, net loss on sale of assets and a tax benefit is set forth below.

	Q2		2006	6 Month 2006
	Continuing Operations			Continuing Operations
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	36,027	$0.89	$65,027	$1.60
Special charges:
Restructuring and other costs		8,475		12,968
Income tax (benefit) on restructuring costs		(1,639)		(3,272)

Restructuring costs, net of tax		6,836	0.17	9,696	0.24
Losses:
Net loss on sale of assets		1,828		1,185
Income tax (benefit) on net loss on sale of assets		(994)		(682)

Net loss on sale of assets, net of tax		834	0.02	503	0.01
Tax benefit:
Q2 tax benefit		(6,374)	(0.16)	(4,843)	(0.12)

Income and diluted earnings per share excluding special charges, tax benefit, and net loss on sale of assets	$	37,323	$0.92	$70,383	$1.73

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	Q2	2005	6 Month 2005
	Continuing Operations		Continuing Operations
		(dollars in thousands, except per share)
Income and diluted earnings per share	$38,138	$0.93	$63,003	$1.54
Special charges:
Restructuring and other costs	6,653		15,947
Income tax (benefit) on restructuring costs	(2,410)		(5,518)

Restructuring costs, net of tax	4,243	0.10	10,429	0.26
Income and diluted earnings per share excluding special charges	$42,381	$1.03	$73,432	$1.80

Certain financial information is presented on a rounded basis which may cause minor differences.

Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the comparable activity of divested companies within the most recent twelve-month period.

Teleflex at a Glance:
Teleflex is a diversified industrial company with 2005 annual revenues of $2.5 billion. The Company designs, manufactures and distributes quality engineered products and services for the automotive, medical, aerospace, marine and industrial markets worldwide. Teleflex employs more than 20,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex, including a recent archived conference call with analysts and investors, can be obtained from the Company’s website on the Internet at www.teleflex.com.

Caution Concerning Forward-looking Information:
This press release contains forward-looking statements, including, but not limited to, statements relating to our initiatives to improve business performance; expected market trends and seasonal forecasts; forecasted 2006 diluted earnings per share from continuing operations excluding special charges, gain or loss on sale of assets and a tax benefit; forecasted 2006 special charges related to restructuring; and forecasted 2006 cash flow from operations.  Actual results could differ materially from those in these forward-looking statements due to, among other things, unanticipated expenditures in connection with the effectuation of restructuring programs; costs and length of time required to comply with legal requirements applicable to certain aspects of the restructuring programs; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; customer reaction to new programs; and other factors described in Teleflex’s filings with the Securities and Exchange Commission.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	June 25,	June 26,
	2006	2005
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$ 682,615	$ 657,009
Materials, labor and other product costs..................................................................	480,091	466,770

Gross profit..................................................................................................	202,524	190,239
Selling, engineering and administrative expenses.......................................................	129,665	116,224
Loss on sales of businesses and assets...................................................................	1,828	—
Restructuring and impairment charges.....................................................................	8,475	6,653

Income from continuing operations before interest, taxes and minority interest.................	62,556	67,362
Interest expense.............................................................................................	10,930	11,132
Interest income.............................................................................................	(1,627)	(567)
Income from continuing operations before taxes and minority interest.............................	53,253	56,797
Taxes on income from continuing operations.............................................................	11,291	13,478

Income from continuing operations before minority interest............................................	41,962	43,319
Minority interest in consolidated subsidiaries, net of tax...............................................	5,935	5,181

Income from continuing operations......................................................................	36,027	38,138

Operating income (loss) from discontinued operations (including gain on disposal of $1,000 and $1,687, respectively).........................................................................	304	(13,424)
Tax benefit on income (loss) from discontinued operations............................................	(308)	(4,259)

Income (loss) from discontinued operations..............................................................	612	(9,165)

Net income.....................................................................................................	$36,639	$28,973

Earnings (losses) per share:

Basic:
Income from continuing operations..................................................................	$0.90	$0.94
Income (loss) from discontinued operations........................................................	$0.02	$(0.23)

Net income...........................................................................................	$0.91	$0.71

Diluted:
Income from continuing operations..................................................................	$0.89	$0.93
Income (loss) from discontinued operations........................................................	$0.02	$(0.22)

Net income...........................................................................................	$0.90	$0.71

Dividends per share..........................................................................................	$0.285	$0.250

Weighted average common shares outstanding:
Basic........................................................................................................	40,244	40,635
Diluted...................................................................................................	40,495	41,031

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended
	June 25,	June 26,
	2006	2005
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$ 1,314,782	$ 1,280,609
Materials, labor and other product costs..................................................................	928,660	916,628

Gross profit..................................................................................................	386,122	363,981
Selling, engineering and administrative expenses.......................................................	252,784	232,571
Net loss on sales of businesses and assets...............................................................	1,185	—
Restructuring and impairment charges.....................................................................	12,968	13,947

Income from continuing operations before interest, taxes and minority interest.................	119,185	117,463
Interest expense.............................................................................................	20,875	22,747
Interest income.............................................................................................	(3,135)	(1,094)
Income from continuing operations before taxes and minority interest.............................	101,445	95,810
Taxes on income from continuing operations.............................................................	24,830	22,928

Income from continuing operations before minority interest............................................	76,615	72,882
Minority interest in consolidated subsidiaries, net of tax...............................................	11,588	9,879

Income from continuing operations......................................................................	65,027	63,003

Operating income from discontinued operations (including gain on disposal of $1,064 and $36,121, respectively).......................................................................	449	7,944
Taxes (benefit) on income from discontinued operations...............................................	(269)	3,248

Income from discontinued operations......................................................................	718	4,696

Net income.....................................................................................................	$65,745	$67,699

Earnings per share:

Basic:
Income from continuing operations..................................................................	$1.61	$1.55
Income from discontinued operations...............................................................	$0.02	$0.12

Net income...........................................................................................	$1.63	$1.67

Diluted:
Income from continuing operations..................................................................	$1.60	$1.54
Income from discontinued operations...............................................................	$0.02	$0.11

Net income...........................................................................................	$1.62	$1.66

Dividends per share..........................................................................................	$0.535	$0.470

Weighted average common shares outstanding:
Basic........................................................................................................	40,295	40,544
Diluted...................................................................................................	40,577	40,865

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 25,		December 25,
	2006		2005
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents.........................................................................		$240,936		$239,536
Accounts receivable, net..........................................................................		431,023		421,236
Inventories...........................................................................................		418,123		404,271
Prepaid expenses.................................................................................		23,380		20,571
Deferred tax assets...............................................................................		64,251		57,915
Assets held for sale................................................................................		17,155		16,899

Total current assets...........................................................................		1,194,868		1,160,428
Property, plant and equipment, net...................................................................		433,993		447,816
Goodwill.................................................................................................		495,615		504,666
Intangibles and other assets...........................................................................		250,642		259,218
Investments in affiliates...............................................................................		24,262		24,666
Deferred tax assets...................................................................................		5,698		6,254

Total assets....................................................................................	$	2,405,078	$	2,403,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings.................................................................................		$82,157		$125,510
Accounts payable.................................................................................		215,031		206,548
Accrued expenses.................................................................................		190,619		206,231
Income taxes payable..............................................................................		28,224		46,222
Deferred tax liabilities..............................................................................		234		408
Liabilities held for sale..............................................................................		106		66

Total current liabilities.........................................................................		516,371		584,985
Long-term borrowings.................................................................................		491,378		505,272
Deferred tax liabilities..................................................................................		56,166		50,535
Other liabilities.......................................................................................		104,472		102,782

Total liabilities.................................................................................		1,168,387		1,243,574
Minority interest in equity of consolidated subsidiaries..........................................		28,497		17,400
Commitments and contingencies
Shareholders’ equity....................................................................................		1,208,194		1,142,074

Total liabilities and shareholders’ equity....................................................	$	2,405,078	$	2,403,048

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 25,	June 26,
	2006	2005
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$65,745	$67,699
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations...........................................................	(718)	(4,696)
Depreciation expense..............................................................................	40,855	43,383
Amortization expense of intangible assets....................................................	6,670	7,368
Amortization expense of deferred financing costs...........................................	684	481
Stock-based compensation.......................................................................	3,305	—
Net loss on sales of businesses and assets.........................................................	1,185	—
Impairment of long-lived assets................................................................	4,757	2,664
Minority interest in consolidated subsidiaries.................................................	11,588	9,879
Net change in operating assets and liabilities................................................	(1,716)	44,430

Net cash provided by operating activities from continuing operations..................	132,355	171,208

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................	—	16,000
Reduction in long-term borrowings...............................................................	(18,275)	(69,768)
Decrease in notes payable and current borrowings..............................................	(47,042)	(53,524)
Proceeds from stock compensation plans.........................................................	8,275	11,455
Payments to minority interest shareholders.......................................................	—	(9,075)
Purchases of treasury stock..........................................................................	(22,611)	—
Dividends.............................................................................................	(21,609)	(19,097)

Net cash used in financing activities from continuing operations..................	(101,262)	(124,009)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(28,103)	(26,387)
Payments for businesses acquired...................................................................	(4,334)	(6,701)
Proceeds from sales of businesses and assets.....................................................	899	88,948
Proceeds from (investments in) affiliates...........................................................	2,550	(11)
Working capital payment for divested business....................................................	(5,629)	—
Other...................................................................................................	(1,578)	4,728

Net cash provided by (used in) investing activities from continuing operations.......	(36,195)	60,577

Cash Flows from Discontinued Operations – 2005 Revised:
Net cash provided by (used in) operating activities..............................................	696	(389)
Net cash used in financing activities...............................................................	—	(1,533)
Net cash provided by (used in) investing activities.................................................	104	(2,023)

Net cash provided by (used in) discontinued operations.................................	800	(3,945)

Effect of exchange rate changes on cash and cash equivalents....................................	5,702	(7,330)

Net increase in cash and cash equivalents.................................................................	1,400	96,501
Cash and cash equivalents at the beginning of the period.............................................	239,536	115,955

Cash and cash equivalents at the end of the period...................................................	$240,936	$212,456

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	June 25,		June 26,
	2006		2005
	(Dollars in thousands)

Revenues:
Commercial...................................................... ........................................	$ 337,167	$	314,706
Medical............................................................... .....................................	217,761		217,956
Aerospace......................................................... ........................................	127,687		124,347

Total revenues............................................. ...........................................	682,615		657,009

Operating profit (1):
Commercial...................................................... ........................................	24,982		25,361
Medical............................................................... .....................................	37,335		43,068
Aerospace......................................................... ........................................	11,357		6,570

Segment operating profit........................................... ..................................	73,674		74,999
Less: Corporate expenses............................................ ......................................	6,750		6,165

Total operating profit................................................. ...............................	66,924		68,834
Loss on sales of businesses and assets................................................................ .......	1,828		—
Restructuring and impairment charges.....................................................................	8,475		6,653
Minority interest in consolidated subsidiaries (2).................................................. ........	(5,935)		(5,181)

Income from continuing operations before interest, taxes and minority interest..................	$62,556		$67,362

(1)	Total operating profit is defined as segment operating profit, which includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest, less unallocated corporate expenses. Loss on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended June 25, 2006 and June 26, 2005, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Six Months Ended
	June 25,	June 26,
	2006	2005
	(Dollars in thousands)

Revenues:
Commercial...................................................... ........................................	$641,694	$618,514
Medical............................................................... .....................................	420,882	427,857
Aerospace......................................................... ........................................	252,206	234,238

Total revenues............................................. ...........................................	1,314,782	1,280,609

Operating profit (1):
Commercial...................................................... ........................................	45,335	50,178
Medical............................................................... .....................................	67,596	75,940
Aerospace......................................................... ........................................	22,789	8,533

Segment operating profit........................................... ..................................	135,720	134,651
Less: Corporate expenses............................................ ......................................	13,970	13,120

Total operating profit................................................. ...............................	121,750	121,531
Net loss on sales of businesses and assets..................................................................	1,185	—
Restructuring and impairment charges.....................................................................	12,968	13,947
Minority interest in consolidated subsidiaries (2).................................................. ........	(11,588)	(9,879)

Income from continuing operations before interest, taxes and minority interest..................	$119,185	$117,463

(1)	Total operating profit is defined as segment operating profit, which includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest, less unallocated corporate expenses. Net loss on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the six months ended June 25, 2006 and June 26, 2005, respectively.

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